Exhibit 99.1
For Immediate Release
Blue Coat to Acquire Packeteer
to Offer Comprehensive Solution for WAN Optimization
Acquisition Extends Leadership in WAN Optimization Market
SUNNYVALE, Calif., April 21, 2008 — Blue Coat Systems, Inc. (Nasdaq: BCSI), the leader in WAN Application Delivery and Secure Web Gateway, today announced that it has signed a definitive agreement with Packeteer, Inc. (Nasdaq: PKTR), a leader in WAN optimization and WAN traffic prioritization technologies, under which Blue Coat will acquire Packeteer for $7.10 per share in cash, or approximately $268 million. The acquisition is expected to be accretive on a non-GAAP basis in the second full quarter of combined operations.
The acquisition is expected to deliver the following strategic benefits to Blue Coat:
•	Blue Coat’s ability to incorporate key Packeteer® technologies into the Blue Coat® ProxySG® family of appliances to provide increased application understanding and traffic prioritization capabilities

•	Additional revenue from the sales, support and development of the PacketShaper® product

•	Increased penetration of the WAN optimization market with the addition of Packeteer’s well-developed global sales distribution channel to Blue Coat’s existing channel

•	Expansion of Blue Coat sales opportunities through cross-selling to newly added Packeteer customers

•	Extended leadership for Blue Coat in the WAN optimization market

•	Significant cost savings and revenue synergies through organizational economies of scale

“WAN optimization is the starting point for adding the next layer of intelligence to the corporate network,” said Brian NeSmith, president and chief executive officer, Blue Coat Systems. “The acquisition of Packeteer will enable us to extend our leadership in solving branch office application performance challenges and addressing security threats by adding an extensive, experienced sales channel, integrating our sales organizations and by reinvigorating the well-regarded PacketShaper product and adding it to our solution set. At the same time, we will begin to aggressively integrate Packeteer technologies with our own to continue building the next critical layer above the router.”
Packeteer is a pioneer in network traffic prioritization and shaping and holds an extensive patent portfolio in these areas. Its technologies enable the identification of specific applications over the WAN and will enrich existing Blue Coat application intelligence technology. Packeteer has over 10,000 customers worldwide and an installed base of over 50,000 units. By acquiring Packeteer, Blue Coat will add 50 additional sales teams and over 1,400 channel partners to extend its reach into the WAN optimization market.
“Blue Coat has a proven history of efficiently and effectively integrating technologies and organizations, and can expeditiously add valuable Packeteer assets to Blue Coat solutions and operations upon closing the transaction,” said Dave Côté, president and chief executive officer of Packeteer. “We believe our customers and channel partners all benefit from this move which results in having a more comprehensive solution for solving the application delivery challenges through advanced application discovery and the intelligent prioritization, security and control of business traffic across the WAN.”
Added NeSmith, “Given the size of our respective global organizations and the complementary nature of our businesses, we will achieve substantial cost reductions and significant economies of scale almost immediately. Adding Packeteer’s technology, expertise, channel partners and customer base will give Blue Coat a decisive competitive advantage that will help drive future business.”
The acquisition will be effected through a tender offer for all of the outstanding shares of Packeteer, followed by a merger between Packeteer and a subsidiary of Blue Coat. The transaction is subject to customary conditions and is expected to close in the second quarter of calendar 2008.
Blue Coat will fund the acquisition through a combination of available cash and an $80 million convertible notes financing.
Merrill Lynch & Co. acted as exclusive financial advisor to Blue Coat in connection with the transaction. Davis Polk & Wardwell served as legal counsel to Blue Coat. UBS Securities acted as the exclusive financial advisor to Packeteer in the transaction, and DLA Piper US LLP served as legal counsel.
Conference Call and Webcast
Blue Coat will host a conference call to discuss to discuss the acquisition and related funding today at 8:00 a.m. Eastern time (5:00 a.m. Pacific time). A live Webcast of the call will also be available at http://www.bluecoat.com/aboutus/investor_relations. The live conference call can be accessed by dialing 1 (800) 947-5265 with the passcode 44648746.
About Blue Coat Systems
Blue Coat secures Web communications and accelerates business applications across the distributed enterprise. Blue Coat’s family of appliances and client-based solutions — deployed in branch offices, Internet gateways, end points, and data centers — provide intelligent points of policy-based control enabling IT organizations to optimize security and accelerate performance between users and applications. Blue Coat has installed more than 40,000 appliances worldwide. Blue Coat is headquartered in Sunnyvale, California, and can be reached at (408) 220-2200 or www.bluecoat.com.
About Packeteer
Packeteer is a global leader in WAN Application Delivery. Packeteer’s solutions provide an intelligent, unified and adaptive approach to monitor, shape, and optimize applications, delivering the best user experience for any application to any location.
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FORWARD LOOKING STATEMENTS: This document contains certain forward-looking statements about Blue Coat Systems, Inc. (“Blue Coat”) and Packeteer, Inc. and the proposed combination of the two companies. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including the expected benefits and costs of the transaction;

management plans relating to the transaction; the anticipated timing of filings and approvals relating to the acquisition; the expected timing of the completion of the transaction; the ability to complete the transaction considering the various closing conditions, including those conditions related to antitrust regulations; any projections of earnings, revenues, synergies, accretion, margins or other financial items; any statements of the plans, strategies and objectives of management for future operations, including the execution of integration plans; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include the possibility that expected benefits may not materialize as expected; risks related to the timing or ultimate completion of the transaction; that, prior to the completion of the transaction, the party’s respective businesses may not perform as expected due to uncertainty; that the parties are unable to successfully implement integration strategies; and other risks that are described from time to time in the Securities and Exchange Commission reports filed by Blue Coat, including but not limited to the risks described in Blue Coat’s Annual Report on Form 10-K for the year ended April 30, 2007, and Quarterly Report on Form 10-Q for the quarter ended January 31, 2008. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of Blue Coat or Packeteer. Blue Coat assumes no obligation and does not intend to update these forward-looking statements.
THIS DOCUMENT IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT AN OFFER TO BUY OR THE SOLICITATION OF AN OFFER TO SELL ANY SECURITIES. THE SOLICITATION AND THE OFFER TO BUY SHARES OF COMMON STOCK OF PACKETEER, INC. WILL ONLY BE MADE PURSUANT TO AN OFFER TO PURCHASE AND RELATED MATERIALS THAT BLUE COAT INTENDS TO FILE WITH THE SECURITIES AND EXCHANGE COMMISSION. ONCE FILED, PACKETEER STOCKHOLDERS SHOULD READ THESE MATERIALS CAREFULLY PRIOR TO MAKING ANY DECISIONS WITH RESPECT TO THE OFFER BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE OFFER. ONCE FILED, PACKETEER STOCKHOLDERS WILL BE ABLE TO OBTAIN THE OFFER TO PURCHASE AND RELATED MATERIALS WITH RESPECT TO THE OFFER FREE OF CHARGE AT THE SEC’S WEBSITE AT WWW.SEC.GOV, FROM THE INFORMATION AGENT NAMED IN THE TENDER OFFER MATERIALS OR FROM BLUE COAT SYSTEMS, INC.
Note: Blue Coat and ProxySG are trademarks or registered trademarks of Blue Coat Systems, Inc. in the United States and other countries. All other trademarks, trade names or service marks used or mentioned herein belong to their respective owners.

Media Contacts:	Investor Contact:

Steve Schick	Carla Hoblit
Blue Coat Systems	Blue Coat Systems
steve.schick@bluecoat.com	carla.hoblit@bluecoat.com
408-220-2076	408-220-2056

Ben Merritt
Merritt Group (for Blue Coat Systems)
merritt@merrittgrp.com
703-926-0290